Exhibit 10.3

Execution Version

FIRST LIEN PLEDGE AND SECURITY AGREEMENT

dated as of July 3, 2013

among

EACH OF THE GRANTORS PARTY HERETO

and

DEUTSCHE BANK AG NEW YORK BRANCH,

as Collateral Agent

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Section 8. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT		24

8.1	Power of Attorney	24
8.2	No Duty on the Part of Collateral Agent or Secured Parties	25
8.3	Appointment Pursuant to Credit Agreement	26

Section 9. REMEDIES		26

9.1	Generally	26
9.2	Application of Proceeds	27
9.3	Sales on Credit	27
9.4	Investment Related Property	28
9.5	Grant of Intellectual Property License	28
9.6	Intellectual Property	28
9.7	Cash Proceeds; Deposit Accounts	30
9.8	Gaming Laws	30

Section 10. COLLATERAL AGENT		30

Section 11. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS		31

Section 12. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM		32

Section 13. GAMING LAW PROVISIONS		32

13.1	Application of Gaming Laws	32
13.2	Authorization to Cooperate with applicable Gaming Authorities	32

Section 14. MISCELLANEOUS		33

SCHEDULES

SCHEDULE 5.1	-	GENERAL INFORMATION
SCHEDULE 5.2	-	COLLATERAL IDENTIFICATION
SCHEDULE 5.4	-	FINANCING STATEMENTS
SCHEDULE 5.5	-	LOCATION OF EQUIPMENT AND INVENTORY
SCHEDULE 5.6	-	INTELLECTUAL PROPERTY CLAIMS

EXHIBITS

EXHIBIT A	-	PLEDGE SUPPLEMENT
EXHIBIT B	-	TRADEMARK SECURITY AGREEMENT
EXHIBIT C	-	PATENT SECURITY AGREEMENT
EXHIBIT D	-	COPYRIGHT SECURITY AGREEMENT

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This FIRST LIEN PLEDGE AND SECURITY AGREEMENT, dated as of July 3, 2013 (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by and between AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC, a Delaware limited liability company (the “Borrower”) and each of the subsidiaries of the Borrower party hereto from time to time, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (together with the Borrower, each individually, a “Grantor” and collectively, the “Grantors”), and DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as collateral agent for the Secured Parties (as herein defined) (in such capacity as collateral agent, together with its successors and permitted assigns, the “Collateral Agent”) and Documentation Agent.

RECITALS:

WHEREAS, reference is made to that certain First Lien Credit and Guaranty Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, certain subsidiaries of Borrower, as Guarantors (the “Guarantors”), the Lenders party thereto from time to time (the “Lenders”), Goldman Sachs Lending Partners LLC and Deutsche Bank Securities Inc., as joint lead arrangers, joint bookrunners and co-syndication agents, and DBNY as Administrative Agent, Collateral Agent and Documentation Agent thereunder;

WHEREAS, subject to the terms and conditions of the Credit Agreement, certain Grantors may enter into one or more Hedge Agreements with one or more Lender Counterparties;

WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders and Lender Counterparties as set forth in the Credit Agreement and the Hedge Agreements, respectively, each Grantor has agreed to secure such Grantor’s obligations under the Credit Documents and the Hedge Agreements and each Grantor intends to grant the Collateral Agent, for the benefit of the Secured Parties, a Lien on the Collateral on the terms and subject to the conditions contained herein; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, each Grantor and the Collateral Agent agree as follows:

Section 1.      DEFINITIONS; GRANT OF SECURITY

1.1         General Definitions. In this Agreement, the following terms shall have the following meanings:

“Additional Grantors” shall have the meaning assigned in Section 7.2.

“Agreement” shall have the meaning set forth in the preamble.

“Assigned Agreements” shall mean all agreements and contracts to which any Grantor is a party as of the date hereof, or to which any Grantor becomes a party after the date hereof, as each such agreement or contract may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the Credit Agreement.

“Borrower” shall have the meaning set forth in the preamble.

“Cash Proceeds” shall have the meaning assigned in Section 9.7.

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“Collateral” shall have the meaning assigned in Section 2.1.

“Collateral Account” shall mean any account established by the Collateral Agent.

“Collateral Agent” shall have the meaning set forth in the preamble.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Control” shall mean: (1) with respect to any Deposit Accounts, control within the meaning of Section 9-104 of the UCC, (2) with respect to any Securities Accounts, Security Entitlements, Commodity Contract or Commodity Account, control within the meaning of Section 9-106 of the UCC, (3) with respect to any Uncertificated Securities, control within the meaning of Section 8-106(c) of the UCC, (4) with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the UCC, (5) with respect to any Electronic Chattel Paper, control within the meaning of Section 9-105 of the UCC, (6) with respect to Letter of Credit Rights, control within the meaning of Section 9-107 of the UCC and (7) with respect to any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), control within the meaning of Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in the jurisdiction relevant to such transferable record.

“Controlled Foreign Corporation” shall mean “controlled foreign corporation” as defined in the Internal Revenue Code.

“Copyright Licenses” shall mean any and all agreements, licenses and covenants to which a Grantor is a party providing for the granting of any right in or to any Copyright or otherwise providing for a covenant not to sue for infringement or other violation of any Copyright (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II)(B) under the heading “Material Copyright Licenses” (as such schedule may be amended or supplemented from time to time).

“Copyrights” shall mean all United States, and foreign copyrights (whether or not the underlying works of authorship have been published), including but not limited to copyrights in software and all rights in and to databases, all designs (including but not limited to industrial designs, Protected Designs within the meaning of 17 U.S.C. 1301 et. Seq. and Community designs), and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, as well as all moral rights, reversionary interests, and termination rights, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications required to be listed in Schedule 5.2(II) under the heading “Copyrights” (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

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“Credit Agreement” shall have the meaning set forth in the recitals.

“Excluded Asset” shall mean any asset of any Grantor excluded from the security interest hereunder by virtue of Section 2.2 but only to the extent, and for so long as, so excluded thereunder.

“Excluded Deposit Accounts” shall have the meaning set forth in Section 4.2(a).

“Excluded Securities Accounts” shall have the meaning set forth in Section 4.2(a).

“Gaming Pledged Equity Interests” means the Pledged Equity Interests in the Gaming Entities.

“Gaming Entities” shall mean Stratosphere Gaming LLC, Arizona Charlie’s, LLC, Fresca, LLC, Aquarius Gaming LLC, Stratosphere Holding, LLC, Charlie’s Holding LLC, ACEP Interactive, LLC, and ACEP Management, LLC, and any other Credit Party licensed by or registered with the Gaming Authorities.

“Grantors” shall have the meaning set forth in the preamble.

“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof or an additional insured thereon) and (ii) any key man life insurance policies.

“Intellectual Property” shall mean, the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under the United States, multinational or foreign laws or otherwise, including without limitation, Copyrights, Patents, Trademarks and Trade Secrets, and the right to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment thereof, including the right to receive all Proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

“Intellectual Property Licenses” shall mean all Copyright Licenses, Patent Licenses, Trademark Licenses and Trade Secret Licenses.

“Intellectual Property Security Agreement” shall mean each intellectual property security agreement to be executed and delivered by the applicable Grantors, substantially in the form set forth in Exhibit B, Exhibit C and Exhibit D, as applicable.

“Investment Accounts” shall mean the Collateral Account, Securities Accounts, Commodity Accounts and Deposit Accounts.

“Investment Related Property” shall mean: (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit, except that Investment Related Property shall not include any collateral covered by the Gaming Entities Pledge Agreement.

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“Lenders” shall have the meaning set forth in the recitals.

“Majority Holder” shall have the meaning set forth in Section 10.

“Material Copyright Licenses” shall mean all Copyright Licenses pursuant to which a Grantor is the licensee or licensor and exclusively licenses in or out Copyrights from or to a third party.

“Material Intellectual Property” shall mean any Intellectual Property that is material to the business of any Grantor or is otherwise of material value.

“Material Patent Licenses” shall mean all Patent Licenses pursuant to which a Grantor is the licensee or licensor and exclusively licenses in or out Patents from or to a third party.

“Material Trademark Licenses” shall mean all Trademark Licenses pursuant to which a Grantor is the licensee or licensor and exclusively licenses in or out Trade Secrets from or to a third party.

“Material Trade Secret Licenses” shall mean all Trade Secret Licenses pursuant to which a Grantor is the licensee or licensor and exclusively licenses in or out Trade Secrets from or to a third party.

“Non-Assignable Contract” shall mean any agreement, contract or license to which any Grantor is a party that by its terms purports to restrict or prevent the assignment or granting of a security interest therein (either by its terms or by any federal or state statutory prohibition or otherwise irrespective of whether such prohibition or restriction is enforceable under Section 9-406 through 409 of the UCC).

“Paid in Full” shall mean, with respect to the Obligations (other than contingent indemnification obligations for which no claim has been made or asserted), (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an insolvency proceeding (whether or not allowed in the proceeding), (b) the termination or expiration of all Commitments and (c) the termination, cancellation or Cash Collateralization of all outstanding Letters of Credit.

“Patent Licenses” shall mean all agreements, licenses and covenants to which a Grantor is a party providing for the granting of any right in or to any Patent or otherwise providing for a covenant not to sue for infringement or other violation of any Patent (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II)(D) under the heading “Material Patent Licenses” (as such schedule may be amended or supplemented from time to time).

“Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, without limitation: (i) each patent and patent application required to be listed in Schedule 5.2(II)(C) under the heading “Patents” (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all patentable inventions and improvements thereto, (iv) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

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“Permits” shall mean all licenses, permits, approvals, franchises, concessions, entitlements, registrations, findings or suitability and other authorizations issued by any Governmental Authority, excluding any Gaming License.

“Pledge Supplement” shall mean any supplement to this Agreement in substantially the form of Exhibit A.

“Pledged Debt” shall mean all indebtedness for borrowed money owed to such Grantor, whether or not evidenced by any Instrument, including, without limitation, all indebtedness described on Schedule 5.2(I) under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments, if any, evidencing such any of the foregoing, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and any other participation or interests in any equity or profits of any business entity including, without limitation, any trust and all management rights relating to any entity whose equity interests are included as Pledged Equity Interests; provided that, for the avoidance of doubt, the Pledged Equity Interests shall not include any Excluded Asset.

“Pledged LLC Interests” shall mean, other than any Excluded Asset, all interests in any limited liability company and each series thereof owned by any Grantor including, without limitation, all limited liability company interests listed on Schedule 5.2(I) under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and all rights as a member of the related limited liability company.

“Pledged Partnership Interests” shall mean, other than any Excluded Asset, all interests in any general partnership, limited partnership, limited liability partnership or other partnership owned by any Grantor, including, without limitation, all partnership interests listed on Schedule 5.2(I) under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and all rights as a partner of the related partnership.

“Pledged Stock” shall mean, other than any Excluded Asset, all shares of capital stock owned by any Grantor, including, without limitation, all shares of capital stock described on Schedule 5.2(I) under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

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“Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors, secured parties or agents thereof, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

“Secured Obligations” shall have the meaning assigned in Section 3.1.

“Secured Parties” shall mean the Agents, Lenders, the Issuing Bank, the Lender Counterparties and shall include, without limitation, all former Agents, Lenders and Lender Counterparties to the extent that any Obligations owing to such Persons were incurred while such Persons were Agents, Lenders or Lender Counterparties and such Obligations have not been Paid in Full.

“Trademark Licenses” shall mean any and all agreements, licenses and covenants to which a Grantor is a party providing for the granting of any right in or to any Trademark or otherwise providing for a covenant not to sue for infringement dilution or other violation of any Trademark or permitting co-existence with respect to a Trademark (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Material Trademark Licenses” (as such schedule may be amended or supplemented from time to time).

“Trademarks” shall mean all United States, and foreign trademarks, trade names, trade dress, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers and designs, whether or not registered, and with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications required to be listed in Schedule 5.2(II) under the heading “Trademarks”(as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, (iv) the right to sue or otherwise recover for any past, present and future infringement, dilution or other violation of any of the foregoing or for any injury to the related goodwill, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

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“Trade Secret Licenses” shall mean any and all agreements to which a Grantor is party providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Material Trade Secret Licenses” (as such schedule may be amended or supplemented from time to time).

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know how, whether or not the foregoing has been reduced to a writing or other tangible form, and with respect to any and all of the foregoing: (i) the right to sue or otherwise recover for any past, present and future misappropriation or other violation thereof; (ii) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto; and (iii) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“United States” shall mean the United States of America.

1.2         Definitions; Interpretation.

(a)      In this Agreement, the following capitalized terms shall have the meaning given to them in the UCC (and, if defined in more than one Article of the UCC, shall have the meaning given in Article 9 thereof): Account, Account Debtor, As-Extracted Collateral, Bank, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Account, Commodity Contract, Commodity Intermediary, Consignee, Consignment, Consignor, Deposit Account, Document, Entitlement Order, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivable, Instrument, Inventory, Letter of Credit Right, Manufactured Home, Money, Payment Intangible, Proceeds, Record, Securities Account, Securities Intermediary, Security Certificate, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b)      All other capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. The incorporation by reference of terms defined in the Credit Agreement shall survive any termination of the Credit Agreement until this Agreement is terminated as provided in Section 11. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

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Section 2.        GRANT OF SECURITY

2.1         Grant of Security.

Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all personal property of such Grantor including, but not limited to the following, in each case whether now or hereafter owned or existing, in which any Grantor now has or hereafter acquires an interest and wherever the same may be located (subject to Section 2.2, all of which being hereinafter collectively referred to as the “Collateral”):

(a)      Accounts;

(b)      Chattel Paper;

(c)      Documents;

(d)      General Intangibles;

(e)      Goods (including, without limitation, Inventory and Equipment);

(f)      Instruments;

(g)      Insurance;

(h)      Intellectual Property;

(i)      Intellectual Property Licenses;

(j)      Investment Related Property (including, without limitation, Deposit Accounts);

(k)      Letter of Credit Rights;

(l)      Money;

(m)      Receivables and Receivable Records;

(n)      Permits;

(o)      Assigned Agreements;

(p)      Commercial Tort Claims now or hereafter described on Schedule 5.2(III);

(q)      to the extent not otherwise included above, all other personal property of any kind and all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(r)      to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

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2.2         Certain Limited Exclusions.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 2.1 hereof attach to (a) any asset, lease, license, contract or agreement to which any Grantor is a party, or any of its rights or interest thereunder, if and to the extent that a security interest (x) is prohibited by or would be in violation of (i) any law, rule or regulation applicable to such Grantor (including any Gaming Law) or (ii) a term, provision or condition of any such lease, license, contract or agreement (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity) or (y) would result in a breach, default or other violation of any term, provision or condition of any such lease, license, contract or agreement after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity; provided, however, that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in subclause (i) or (ii) of clause (a) of this Section 2.2; provided, further, that the exclusions referred to in clause (a) of this Section 2.2 shall not include any Proceeds of any such lease, license, contract or agreement; (b) in any of the outstanding capital stock of a Controlled Foreign Corporation in excess of 66% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote; provided that immediately upon the amendment of the Internal Revenue Code to allow the pledge of a greater percentage of the voting power of capital stock in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of capital stock of each Controlled Foreign Corporation; (c) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law; (d) any assets acquired after the date hereof in an aggregate amount not to exceed $10,000,000, which amount shall be increased by an additional $5,000,000 on July 3, 2014 and each anniversary thereof while the Obligations are outstanding to the extent that, and for so long as, creating a security interest in such assets would violate an enforceable contractual obligation binding on such acquired assets that (i) existed at the time of acquisition thereof, (ii) applies only to such acquired assets and (iii) was not created or made binding on the assets in contemplation of or in connection with the acquisition of such assets (other than, in the case of joint ventures or similar arrangements otherwise permitted under the indenture, customary limitations on assignment entered into in connection with the formation of such joint venture or similar arrangement or the addition of other parties thereto) (unless the relevant term or provision of such contractual obligation would be rendered ineffective with respect to the creation of a security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such term or provision of any such contractual obligation, then the Collateral shall include (and such security interest shall attach to) such assets at such time; (e) any equipment or other asset owned by any Grantor that is subject to a purchase money lien or obligations with respect to Capital Leases, in each case, as permitted in the Credit Agreement, if the contract or other agreement in which the Lien is granted (or the documentation providing for such obligations with respect to Capital Lease) prohibits or requires the consent of any person other than a Grantor as a condition to the creation of any other security interest on such equipment or asset and, in each case, the prohibition or requirement is permitted under the Credit Agreement; (f) any vehicles, vessels or other Goods subject to certificate of title; (g) Excluded Deposit Accounts and Excluded Securities Accounts; (h) any Gaming License or rights thereto; (i) any Gaming Pledged Equity Interests; and (j) Equity Interests in any Person (other than wholly owned Subsidiaries of the Borrower) if and to the extent that a security interest (x) is prohibited by or would be in violation of any term, provision or condition of such Person’s organizational or joint venture documents (unless such term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity) or (y) would result in a breach, default or other violation of any term, provision or condition of such documents after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity; provided, however, that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such Equity Interests not subject to the prohibitions specified in this Section 2.2(j) (the assets described in clause (a) through (j) above, collectively the “Excluded Assets”).

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Section 3.        SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE

3.1         Security for Obligations.

This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all the Obligations (the “Secured Obligations”).

3.2        Continuing Liability Under Collateral.

Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any other Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

Section 4.        CERTAIN PERFECTION REQUIREMENTS

4.1         Delivery Requirements.

(a)      With respect to any Certificated Securities included in the Collateral, each Grantor shall deliver to the Collateral Agent the Security Certificates evidencing such Certificated Securities duly indorsed by an effective indorsement (within the meaning of Section 8-107 of the UCC), or accompanied by share transfer powers or other instruments of transfer duly endorsed by such an effective endorsement, in each case, to the Collateral Agent or in blank. In addition, each Grantor shall cause any certificates evidencing any Pledged Equity Interests included in the Collateral, including, without limitation, any Pledged Partnership Interests included in the Collateral or Pledged LLC Interests included in the Collateral, to be similarly delivered to the Collateral Agent regardless of whether such Pledged Equity Interests constitute Certificated Securities.

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(b)      With respect to any Instruments or Tangible Chattel Paper included in the Collateral, each Grantor shall deliver to the Collateral Agent all such Instruments or Tangible Chattel Paper to the Collateral Agent duly indorsed in blank; provided, however, that such delivery requirement shall not apply to any Instruments or Tangible Chattel Paper having a face amount of less than $1,000,000 individually, except to the extent the aggregate outstanding face amount of such Instruments and Tangible Chattel Paper exceeds $2,500,000 (in which case the delivery requirements under this Section 4.1(b) shall apply to all such Instruments and Tangible Chattel Paper in excess of such aggregate threshold).

4.2         Control Requirements.

(a)      With respect to any Deposit Accounts, Securities Accounts, Security Entitlements, Commodity Accounts and Commodity Contracts included in the Collateral each Grantor shall ensure that the Collateral Agent has Control thereof; provided, however, that such Control requirement shall not apply to any (A)(i) Deposit Accounts with a value of less than, or having funds or other assets credited thereto with a value of less than, $100,000 individually or $500,000 in the aggregate for more than five (5) days, (ii) Deposit Accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of a Grantor’s employees, (iii) Deposit Accounts specifically and exclusively used for cash collateral to secure letters of credit permitted under the Credit Agreement (other than Letters of Credit thereunder), (iv) Deposit Accounts maintained solely for the purpose of complying with legal requirements to the extent that such legal requirements applicable to the Grantors prohibit the granting of a Lien thereon, (v) Deposit Accounts maintained specifically and exclusively for use in pari mutual wagering, (vi) any accounts containing amounts that are not the property of the Grantor, and (vii) escrow accounts (collectively, “Excluded Deposit Accounts”) and (B) Securities Accounts, Security Entitlements, Commodity Accounts and Commodity Contracts with a value of less than, or having funds or other assets credited thereto with a value of less than, $100,000 individually or $500,000 in the aggregate for more than five (5) days (“Excluded Securities Account”); provided, further, that, with respect to any Deposit Account that contains cash or cash equivalents necessary to satisfy the minimum bankroll requirement under applicable Gaming Laws (the amount of such cash and cash equivalents at any time, the “Minimum Bankroll Amount”), notwithstanding the Collateral Agent’s Control of any such Deposit Account, Collateral Agent agrees that it will not be permitted, after the occurrence and during the continuation of an Event of Default, to cause an amount at any time equal to the then applicable Minimum Bankroll Amount to be transferred from such Deposit Account to an account of or for the benefit of the Collateral Agent and the Secured Parties and such Minimum Bankroll Amount shall continue on deposit to be used exclusively to satisfy the minimum bankroll requirements under applicable Gaming Laws. With respect to any Securities Accounts or Securities Entitlements, such Control shall be accomplished by the Grantor causing the Securities Intermediary maintaining such Securities Account or Security Entitlement to enter into an agreement in form and substance reasonably satisfactory to the Collateral Agent pursuant to which the Securities Intermediary shall agree to comply with the Collateral Agent’s Entitlement Orders without further consent by such Grantor. With respect to any Deposit Account, each Grantor shall cause the depositary institution maintaining such account to enter into an agreement in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which the Bank shall agree to comply with the Collateral Agent’s instructions with respect to disposition of funds in the Deposit Account without further consent by such Grantor. With respect to any Commodity Accounts or Commodity Contracts, each Grantor shall cause Control in favor of the Collateral Agent in a manner reasonably acceptable to the Collateral Agent.

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(b)      With respect to any Uncertificated Security included in the Collateral (other than any Uncertificated Securities credited to a Securities Account), each Grantor with respect to its wholly-owned subsidiaries shall use commercially reasonable efforts with respect to any issuer to cause the issuer of such Uncertificated Security to either (i) register the Collateral Agent as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which such issuer agrees to comply with the Collateral Agent’s instructions with respect to such Uncertificated Security without further consent by such Grantor.

(c)      With respect to any material Letter of Credit Rights included in the Collateral (other than any Letter of Credit Rights constituting a Supporting Obligation for a Receivable in which the Collateral Agent has a valid and perfected security interest), with a value in excess of $1,000,000 individually or $2,500,000 in the aggregate, each Grantor shall use commercially reasonable efforts to ensure that Collateral Agent has Control thereof by obtaining the written consent of each issuer of each related letter of credit to the assignment of the proceeds of such letter of credit to the Collateral Agent.

(d)      With respect to any Electronic Chattel Paper or “transferable record”(as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) included in the Collateral, Grantor shall ensure that the Collateral Agent has Control thereof; provided, however, that such Control requirement shall not apply to any Electronic Chattel Paper or transferable record having a face amount of less than $1,000,000 individually, except to the extent that the aggregate outstanding face amount of such Electronic Chattel Paper exceeds $2,500,000 (in which case, such Control requirement under this Section 4.2(d) shall apply to all Electronic Chattel Paper in excess of such aggregate amount).

4.3         Intellectual Property Recording Requirements.

(a)      In the case of any Collateral (whether now owned or hereafter acquired) consisting of issued U.S. Patents and applications therefor, each Grantor shall execute and deliver to the Collateral Agent a Patent Security Agreement in substantially the form of Exhibit B hereto (or a supplement thereto) covering all such Patents in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Collateral Agent.

(b)      In the case of any Collateral (whether now owned or hereafter acquired) consisting of registered U.S. Trademarks and applications therefor (other than Internet domain names), each Grantor shall execute and deliver to the Collateral Agent a Trademark Security Agreement in substantially the form of Exhibit C hereto (or a supplement thereto) covering all such Trademarks in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Collateral Agent.

(c)      In the case of any Collateral (whether now owned or hereafter acquired) consisting of registered U.S. Copyrights and exclusive Copyright Licenses in respect of registered U.S. Copyrights for which any Grantor is the licensee and which have been recorded in the U.S. Copyright Office, each Grantor shall execute and deliver to the Collateral Agent a Copyright Security Agreement in substantially the form of Exhibit D hereto (or a supplement thereto) covering all such Copyrights and Copyright Licenses in appropriate form for recordation with the U.S. Copyright Office with respect to the security interest of the Collateral Agent.

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4.4         Other Actions.

(a)         [Reserved].

(b)         With respect to any Pledged Partnership Interests and Pledged LLC Interests included in the Collateral, if the Grantors own less than 100% of the Equity Interests in any issuer of such Pledged Partnership Interests or Pledged LLC Interests, the Grantors shall use their commercially reasonable efforts to obtain the consent of each other holder of partnership interest or limited liability company interests in such issuer to the security interest of the Collateral Agent hereunder and following an Event of Default, the transfer of such Pledged Partnership Interests and Pledged LLC Interests to the Collateral Agent or its designee, and to the substitution of the Collateral Agent or its designee as a partner or member with all the rights and powers related thereto. Each Grantor consents to the grant by each other Grantor of a Lien in all Investment Related Property constituting Collateral to the Collateral Agent and without limiting the generality of the foregoing sentence, each Grantor consents to the collateral assignment of any such Pledged Partnership Interest and any Pledged LLC Interest to the Collateral Agent or its designee upon the occurrence and during the continuation of an Event of Default and to the substitution of the Collateral Agent or its designee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

4.5         Timing and Notice. With respect to any Collateral in existence as of the Closing Date, each Grantor shall comply with the requirements of Section 4 on the date hereof and, with respect to any Collateral hereafter owned or acquired, each Grantor shall comply with such requirements within thirty (30) days of such Grantor acquiring rights therein. Notwithstanding anything to the contrary contained in this Section 4.5, each Grantor shall within thirty (30) days after the end of each fiscal quarter inform the Collateral Agent of its acquisition of any Collateral for which any action is required by Section 4 hereof (including, for the avoidance of doubt, the filing of any applications for, or the issuance or registration of, any Patents, Copyrights or Trademarks).

Section 5.         REPRESENTATIONS AND WARRANTIES

Each Grantor hereby represents and warrants, on the Closing Date, that:

5.1         Grantor Information and Status.

(a)         Schedules 5.1(A) and (B) set forth under the appropriate headings: (1) the full legal name of such Grantor, (2) all trade names or other names under which such Grantor conducts business, (3) the type of organization of such Grantor, (4) the jurisdiction of organization of such Grantor, (5) its organizational identification number, if any, and (6) the jurisdiction where the chief executive office or its sole place of business (or the principal residence if such Grantor is a natural person) is located;

(b)         except as provided on Schedule 5.1(C), it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (or principal residence if such Grantor is a natural person) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) and has not done business under any other name, in each case, within the past two (2) years;

(c)         it has not within the last two (2) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated other than the agreements identified on Schedule 5.1(D) hereof (as such schedule may be amended or supplemented from time to time);

(d)         such Grantor has been duly organized and is validly existing as an entity of the type as set forth opposite such Grantor’s name on Schedule 5.1(A) solely under the laws of the jurisdiction as set forth opposite such Grantor’s name on Schedule 5.1(A) and, except as permitted by the Credit Agreement, remains duly existing as such. Except as permitted by the Credit Agreement, such Grantor has not filed any certificates of dissolution or liquidation; and

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(e)         no Grantor is a “transmitting utility” (as defined in Section 9-102(a)(80) of the UCC).

5.2         Collateral Identification, Special Collateral.

(a)         Schedule 5.2 sets forth under the appropriate headings all of such Grantor’s: (1) Pledged Equity Interests constituting Collateral, (2) Pledged Debt, (3) Securities Accounts other than any Excluded Securities Account, (4) Deposit Accounts other than any Excluded Deposit Account, (5) Commodity Contracts and Commodity Accounts, (6) United States and foreign registrations and issuances of and applications for Patents, Trademarks, and Copyrights owned by each Grantor, (7) Material Patent Licenses, Material Trademark Licenses, Material Trade Secret Licenses and Material Copyright Licenses, and exclusive Copyright Licenses in respect of U.S. copyright registrations for which such Grantor is the licensee and which have been recorded in the United States Copyright Office, (8) Commercial Tort Claims other than Commercial Tort Claims having a value of less than $1,000,000 individually or $2,500,000 in the aggregate, (9) Letter of Credit Rights for letters of credit other than any individual Letters of Credit Rights worth less than $1,000,000 or all Letters of Credit Rights worth less than $2,500,000 in the aggregate, and (10) the name and address of any warehouseman, bailee or other third party in possession of any Inventory, Equipment and other tangible personal property;

(b)         none of the Collateral constitutes, or is the Proceeds of, (1) Farm Products, (2) As-Extracted Collateral, (3) Manufactured Homes, (4) Health-Care-Insurance Receivables; (5) timber to be cut, or (6) aircraft, aircraft engines, satellites, ships or railroad rolling stock; and

(c)         all information supplied by any Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

5.3         Ownership of Collateral and Absence of Other Liens.

(a)         It owns substantially all of the Collateral purported to be owned by it or otherwise has the rights it purports to have in substantially all of such Collateral and, as to all Collateral whether now existing or hereafter acquired, developed or created (including by way of lease or license), will continue to own or have such rights in substantially all of the Collateral (except as otherwise permitted by the Credit Agreement or this Agreement), in each case free and clear of any and all Liens, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person other than any Permitted Liens;

(b)         other than any financing statements filed in favor of the Collateral Agent, no effective financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which duly authorized proper termination statements have been delivered to the Collateral Agent for filing and (y) financing statements, fixture filings or instruments similar in effect filed in connection with Permitted Liens; and

(c)         other than the Collateral Agent and any automatic control in favor of a Bank, Securities Intermediary or Commodity Intermediary maintaining a Deposit Account, Securities Account or Commodity Contract, no Person is in Control of any Collateral.

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5.4         Status of Security Interest.

(a)         Upon the filing of financing statements naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 5.4 hereof (as such schedule may be amended or supplemented from time to time), the security interest of the Collateral Agent in all Collateral that can be perfected by the filing of a financing statement under the Uniform Commercial Code as in effect in any jurisdiction will constitute a valid, perfected, first priority Lien subject to any Permitted Liens with respect to Collateral. Each agreement purporting to give the Collateral Agent Control over any Collateral is effective to establish the Collateral Agent’s Control of the Collateral subject thereto;

(b)         to the extent perfection or priority of the security interest therein is not subject to Article 9 of the UCC, upon recordation of the security interests granted hereunder in U.S. Patents, registered U.S. Trademarks, and registered U.S. Copyrights (and applications to register the foregoing) and exclusive Copyright Licenses under which such Grantor is the licensee and which have been recorded in the United States Copyright Office, in the United States Patent and Trademark Office and the United States Copyright Office, the security interests granted to the Collateral Agent that can by law be perfected by such recording hereunder shall constitute valid, perfected, first priority Liens (subject to Permitted Liens);

(c)         except as set forth in the Credit Agreement, no authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other Person is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Collateral Agent hereunder or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (a) of this Section 5.4, (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities and (C) in the case of clause (ii) above, approvals of any applicable Nevada Gaming Authorities required under the Gaming Laws; and

(d)         each Grantor is in compliance with its obligations under Section 4 hereof.

5.5         Goods and Receivables.

(a)         Each Receivable with a value in excess of $1,000,000 (i) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) is and will be enforceable in accordance with its terms, (iii) is not and will not be subject to any credits, rights of recoupment, setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise or ordinary course intercompany note payment mechanics) and (iv) is and will be in compliance with all applicable laws, whether federal, state, local or foreign;

(b)         none of the Account Debtors in respect of any Receivable in excess of $100,000 individually or $500,000 in the aggregate is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign. No Receivable in excess of $100,000 individually or $500,000 in the aggregate requires the consent of the Account Debtor in respect thereof in connection with the security interest hereunder, except any consent which has been obtained;

(c)         Goods now or hereafter produced by any Grantor and included in the Collateral have been or will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended, or the rules and regulations promulgated thereunder; and

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(d)         other than any Inventory or Equipment in transit, all of the Equipment and Inventory included in the Collateral is located only at the locations specified in Schedule 5.5 (as such schedule may be amended or supplemented from time to time).

5.6         Pledged Equity Interests, Investment Related Property.

(a)         Except as otherwise permitted in the Credit Agreement or herein, it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

(b)         no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Pledged Equity Interests or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof except such as have been obtained;

(c)         all of the Pledged LLC Interests and Pledged Partnership Interests constituting Collateral are or represent interests that by their terms provide that they are securities governed by Article 8 of the uniform commercial code of an applicable jurisdiction; and

(d)         such Grantor has caused each partnership or limited liability company included in the Pledged Equity Interests to amend its partnership agreement or limited liability company agreement to include the following provision: “Notwithstanding any other provision of this agreement (including any transfer restrictions set forth herein) and subject to the terms of that certain Intercreditor Agreement, dated as of July 3, 2013, by and among the Collateral Agents, the Borrower and certain subsidiaries of the Borrower (as such terms are defined below), in the event that an Event of Default shall have occurred under (i) that certain First Lien Credit and Guaranty Agreement (as such First Lien Credit and Guaranty Agreement may be amended, modified, supplemented or restated from time to time) dated as of July 3, 2013 (the “First Lien Credit Agreement”) among American Casino & Entertainment Properties LLC, as borrower (the “Borrower”), certain subsidiaries of the Borrower, as Guarantors, and Deutsche Bank AG New York Branch (“DBNY”), as administrative agent and collateral agent (together with its successors and assigns, in such capacity the “First Lien Collateral Agent”) or (ii) that certain Second Lien Credit and Guaranty Agreement (as such Second Lien Credit and Guaranty Agreement may be amended, modified, supplemented or restated from time to time) dated as of July 3, 2013 (the “Second Lien Credit Agreement”) among the Borrower, certain subsidiaries of the Borrower, as Guarantors, and DBNY, as administrative agent and collateral agent (together with its successors and assigns, in such capacity, the “Second Lien Collateral Agent”, and, together with the First Lien Collateral Agent, in such capacities, the “Collateral Agents”), (A) the lenders from time to time parties thereto and the agents party thereto and the Collateral Agents shall be entitled to exercise any of their respective rights and remedies with respect to equity interests in the Company, and (B) each Member hereby irrevocably consents to the transfer of any equity interest and all related management and other rights in the Company to the applicable Collateral Agent or any designee of such Collateral Agent. Each Collateral Agent is a third party beneficiary of this provision and this provision cannot be amended or repealed, (i) as to the First Lien Collateral Agent, without the consent of such Collateral Agent until the First Lien Credit Agreement has been Paid in Full as defined therein and (ii) as to the Second Lien Collateral Agent, without the consent of such Collateral Agent until the Second Lien Credit Agreement has been Paid in Full as defined therein.”

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5.7         Intellectual Property.

(a)         It is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property that is attributed to such Grantor on Schedule 5.2(II) (as such schedule may be amended or supplemented from time to time), and owns or, to such Grantor’s knowledge, has the valid right to use and, where such Grantor does so, sublicense others to use, all other Intellectual Property used in or necessary to conduct its business, free and clear of all Liens, claims and licenses (other than licenses granted to such Grantor by third parties in respect of such third parties’ Intellectual Property), except for Permitted Liens and the licenses set forth on Schedule 5.2(II) (as such schedule may be amended or supplemented from time to time);

(b)         all Material Intellectual Property of such Grantor has not been finally adjudged invalid or unenforceable; nor, in the case of Patents, is any of the Material Intellectual Property the subject of a reexamination proceeding, and such Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks of such Grantor included in the Material Intellectual Property in full force and effect;

(c)         no holding, decision, ruling, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity, enforceability, or scope of, or such Grantor’s right to register, own or use, any Intellectual Property of such Grantor, and no such action or proceeding (excluding oppositions or challenges brought in connection with applications that do not constitute Material Intellectual Property before the United States Patent and Trademark Office of the United States Copyright Office) is pending or, to such Grantor’s knowledge, threatened;

(d)         all registrations, issuances and applications for Copyrights, Patents and Trademarks of such Grantor are held of record in the name of such Grantor;

(e)         such Grantor has not made a previous assignment, sale, transfer, exclusive license, or similar arrangement constituting a present or future assignment, sale, transfer, exclusive license or similar arrangement of any Material Intellectual Property that has not been terminated or released other than Material Copyright Licenses, Material Patent Licenses, Material Trademark Licenses and Material Trade Secret Licenses set forth on Schedule 5.2 as of the Closing Date;

(f)         such Grantor has been using appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with its use of Patents, and appropriate notice of copyright in connection with the publication of Copyrights; in each case, where such Trademarks, Patents and Copyrights constitute Material Intellectual Property; except to the extent that not using such legends will not invalidate any such Trademarks, Patents and Copyrights or result in the loss of such Grantor’s ownership rights therein;

(g)         such Grantor has taken commercially reasonable steps to protect the confidentiality of its Trade Secrets;

(h)         such Grantor controls, in all material respects, the nature and quality of all products sold and all services rendered under or in connection with all Trademarks included in the Material Intellectual Property, and has taken commercially reasonable actions to cause all licensees of such Trademarks owned by such Grantor to comply with such Grantor’s standards of quality;

(i)         except as set forth on Schedule 5.7, to such Grantor’s knowledge, the conduct of such Grantor’s business does not infringe, misappropriate, dilute or otherwise violate any Intellectual Property right of any other Person; no claim has been made against such Grantor that (i) the use of any Intellectual Property owned by such Grantor (whether such use is by Grantor or any of its licensees) or (ii) Grantor’s use of a third party’s Intellectual Property, in either case, infringes, misappropriates, dilutes or otherwise violates the asserted rights of any other Person, and no demand that such Grantor enter into a license or co-existence agreement has been made but not resolved;

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(j)         to such Grantor’s knowledge, no Person is infringing, misappropriating, diluting or otherwise violating any rights in any Material Intellectual Property owned by or exclusively licensed to such Grantor; and

(k)         no settlement or consents, covenants not to sue, co-existence agreements, non-assertion assurances, or releases have been entered into by such Grantor or bind such Grantor in a manner that could materially adversely affect such Grantor’s rights to own, license or use any Material Intellectual Property.

Section 6.         COVENANTS AND AGREEMENTS

Each Grantor hereby covenants and agrees that:

6.1         Grantor Information and Status.

Without limiting any prohibitions or restrictions on mergers or other transactions set forth in the Credit Agreement or any other Credit Document, it shall not change such Grantor’s name, identity, corporate structure (e.g. by merger, consolidation, change in corporate form or otherwise), sole place of business (or principal residence if such Grantor is a natural person), chief executive office, organizational identification number, type of organization or jurisdiction of organization or establish any trade names unless it shall have (a) promptly notified the Collateral Agent in writing (and, in any event, within thirty (30) days after) of any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business (or principal residence if such Grantor is a natural person), chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in that portion of the Collateral granted or intended to be granted and agreed to hereby, which in the case of any merger or other change in corporate structure shall include, without limitation, executing and delivering to the Collateral Agent a completed Pledge Supplement together with all supplements to Schedules thereto, upon completion of such merger or other change in corporate structure confirming the grant of the security interest hereunder.

6.2         Collateral Identification; Special Collateral.

(a)         In the event that it hereafter acquires any Collateral of a type described in Section 5.2(b) hereof, it shall notify the Collateral Agent thereof in writing in accordance with Section 4.5 and take such actions and execute such documents and make such filings all at such Grantor’s expense as the Collateral Agent may reasonably request to the extent that such actions, execution of documents and/or filings are otherwise required under Article 4 hereof in order to ensure that the Collateral Agent has a valid, perfected, first priority security interest in such Collateral, subject in the case of priority only, to any Permitted Liens. Notwithstanding the foregoing, no Grantor shall be required to notify the Collateral Agent or take any such action unless such Collateral is of a material value or is material to such Grantor’s business.

(b)         in the event that it hereafter acquires or has any Commercial Tort Claim it shall deliver to the Collateral Agent a completed Pledge Supplement together with all supplements to Schedules thereto, identifying such new Commercial Tort Claims.

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6.3         Ownership of Collateral and Absence of Other Liens.

(a)         Except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, other than Permitted Liens, and such Grantor shall make reasonable efforts to defend the Collateral against all Persons at any time claiming any interest therein;

(b)         upon any Authorized Officer of the Borrower obtaining knowledge thereof, it shall promptly notify the Collateral Agent in writing of any event that may have a material adverse effect on the value of the Collateral (or any material portion thereof), the ability of any Grantor or the Collateral Agent to dispose of all or any material portion of the Collateral or the rights and remedies of the Collateral Agent in relation thereto, including, without limitation, the levy of any legal process against all or any material portion of the Collateral, in each case, other than dispositions permitted under Section 6.8 of the Credit Agreement; and

(c)         it shall not voluntarily sell, transfer or assign (by operation of law or otherwise) or exclusively license to another Person any Collateral except (x) as otherwise permitted by the Credit Agreement or other Credit Documents and (y) that the Grantors shall not be required to preserve any such Collateral if such Grantors determine in their business judgment that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Secured Parties.

6.4         Status of Security Interest.

(a)         Subject to the limitations set forth in subsection (b) of this Section 6.4, each Grantor shall maintain the security interest of the Collateral Agent hereunder in all Collateral as valid, perfected, first priority Liens (subject to Permitted Liens).

(b)         Notwithstanding the foregoing, no Grantor shall be required to take any action to perfect any security interest in any Collateral that can only be perfected by (i) Control, (ii) foreign filings with respect to Intellectual Property, or (iii) filings with registrars of motor vehicles or similar governmental authorities with respect to goods covered by a certificate of title, in each case except as and to the extent specified in Section 4 hereof.

6.5         Goods and Receivables.

(a)         It shall not deliver any Document evidencing any Equipment or Inventory to any Person other than the issuer of such Document to claim the Goods evidenced thereby or the Collateral Agent;

(b)         if any Equipment or Inventory is in possession or control of any warehouseman, bailee or other third party (other than a Consignee under a Consignment for which such Grantor is the Consignor), each Grantor shall join with the Collateral Agent in notifying the third party of the Collateral Agent’s security interest and upon reasonable request of the Collateral Agent, obtaining an acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of the Collateral Agent and will permit the Collateral Agent to have access to Equipment or Inventory for purposes of inspecting such Collateral or, following an Event of Default, to remove same from such premises if the Collateral Agent so elects; and with respect to any Goods subject to a Consignment for which such Grantor is the Consignor, such Grantor shall make commercially reasonable efforts to file appropriate financing statements against the Consignee and take such other action as may be reasonably necessary to ensure that the Grantor has a first priority perfected security interest in such Goods;

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(c)         it shall keep the Equipment, Inventory and any Documents evidencing any material portion of the Equipment and Inventory of such Grantor in the locations specified on Schedule 5.5 (as such schedule may be amended or supplemented from time to time) unless it shall have notified the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Pledge Supplement together with all Supplements to Schedules thereto, within thirty (30) days after any change in locations, identifying such new locations and providing such other information in connection therewith as the Collateral Agent may reasonably request;

(d)         it shall keep and maintain at its own cost and expense satisfactory and materially complete records of the Receivables, including, but not limited to, to the extent it is commercially reasonable to do so, the originals of all documentation with respect to all Receivables and records of all payments received and all credits granted on the Receivables, all merchandise returned and all other material dealings therewith;

(e)         other than in the ordinary course of business, (i) it shall not amend, modify, terminate or waive any provision of any Receivable in any manner which could reasonably be expected to have a material adverse effect on the value of such Receivable; and (ii) following and during the continuation of an Event of Default, such Grantor shall not (w) grant any extension or renewal of the time of payment of any Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon; and

(f)         the Collateral Agent shall have the right at any time to notify, or require any Grantor to notify, any Account Debtor of the Collateral Agent’s security interest in the Receivables and any Supporting Obligation and, in addition, at any time following the occurrence and during the continuation of an Event of Default, the Collateral Agent may: (i) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent; (ii) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Agent; and (iii) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Collateral Agent notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in the Collateral Account maintained under the sole dominion and control of the Collateral Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Collateral Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not, except as may be permitted by the Collateral Agent, adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon.

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6.6         Pledged Equity Interests, Investment Related Property.

(a)         Except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Pledged Equity Interest or other Investment Related Property, upon the merger, consolidation, liquidation or dissolution of any issuer of any Pledged Equity Interest or Investment Related Property, then (i) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (ii) such Grantor shall promptly take all steps, if any, necessary to ensure the validity, perfection, priority and, if applicable, control of the Collateral Agent over such Investment Related Property (including, without limitation, delivery thereof to the Collateral Agent) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Agent and shall segregate such dividends, distributions, Securities or other property from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent authorizes such Grantor to retain all cash dividends, securities, distributions and other property consistent with the past practice of the issuer and all scheduled payments of interest;

(b)         Voting.

(i)         So long as no Event of Default shall have occurred and be continuing, except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or elsewhere herein or in the Credit Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property included in the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; and

(ii)         upon the occurrence and during the continuation of an Event of Default:

(1)         all rights of Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent (to the extent permitted by applicable law and the applicable agreements and organizational documents) who shall thereupon have the sole right to exercise such voting and other consensual rights; provided, that (x) to the extent the applicable agreements or organizational documents prohibit the vesting of such voting rights in the Collateral Agent (including, without limitation, through the use of a proxy or power-of-attorney), such Grantor shall exercise such voting and other consensual rights solely in accordance with the instructions of the Collateral Agent and (y) such rights shall automatically revert back to such Grantor upon the waiver or cure of all Events of Default then existing; and

(2)         in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (A) such Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (B) each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 8.1.

6.7         Intellectual Property.

(a)         Other than to the extent permitted by the Credit Agreement, it shall not do any act or omit to do any act whereby any of the Material Intellectual Property constituting Collateral may lapse, or become abandoned, canceled, dedicated to the public, forfeited, unenforceable or otherwise impaired, or which would adversely affect in any material way the validity, grant, or enforceability of the security interest granted therein;

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(b)         other than to the extent permitted by the Credit Agreement, it shall not, with respect to any Trademarks that are Material Intellectual Property, cease the use of any of such Trademarks or fail to maintain in any material respect the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and such Grantor shall take commercially reasonable steps to cause licensees of such Trademarks to use such consistent standards of quality;

(c)         it shall notify the Collateral Agent if it knows that (i) any item of Material Intellectual Property constituting Collateral has become or may become abandoned or dedicated to the public or placed in the public domain, or (ii) any such item of Intellectual Property or any Intellectual Property License that is material to the business of such Grantor or otherwise of material value has become (A) invalid or unenforceable, (B) subject to any adverse determination or materially adverse development regarding such Grantor’s ownership, registration or use or the validity or enforceability of such item of Intellectual Property or Intellectual Property License (including the institution of, or any adverse development with respect to, any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court) or (C) the subject of any reversion or termination rights;

(d)         it shall take reasonable steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any state registry, to pursue any application and maintain any registration or issuance of each Trademark, Patent, and Copyright, including, but not limited to, those items on Schedule 5.2(II) (as such schedule may be amended or supplemented from time to time), in each case, constituting Collateral that is Material Intellectual Property owned by or, to the extent it has an obligation to do so, exclusively licensed to any Grantor; provided, however, that such Grantor may elect not to pursue any such application for registration in respect of such Material Intellectual Property if it , in its reasonable business judgment, deems such abandonment necessary or advisable under the circumstances and such abandonment could not reasonably be expected to have a material adverse effect of such Grantor’s business;

(e)         it shall use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or may in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in any Intellectual Property constituting Collateral acquired under such contracts;

(f)         in the event that any Intellectual Property constituting Collateral owned by or exclusively licensed to such Grantor is infringed, misappropriated, diluted or otherwise violated by a third party, such Grantor shall, upon becoming aware of such infringement, misappropriation, dilution or other violation, promptly take all actions that, in its reasonable business judgment, are necessary and advisable (and as permitted in connection with any licensed Intellectual Property) to stop such infringement, misappropriation, dilution or other violation and protect its rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages;

(g)         it shall take commercially reasonable steps to protect the secrecy of all Trade Secrets constituting Collateral and Material Intellectual Property, including, without limitation, entering into confidentiality agreements with employees and consultants and labeling and restricting access to secret information and documents;

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(h)         it shall use proper statutory notice in connection with the use of any of the Trademarks, Patents and Copyrights constituting Collateral, and included in the Material Intellectual Property, except to the extent that not using such notice will not invalidate such Trademarks, Patents and Copyrights or result in the loss of such Grantor’s ownership rights therein; and

(i)         it shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of Intellectual Property constituting Collateral. In connection with such collections, such Grantor may take (and, at the Collateral Agent’s reasonable direction, shall take) such action as such Grantor or the Collateral Agent may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, the Collateral Agent shall have the right at any time, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

6.8         [Reserved].

Section 7.         FURTHER ASSURANCES; ADDITIONAL GRANTORS

7.1         Further Assurances.

(a)         Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall, subject to the other provisions hereof, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

(i)         file such financing or continuation statements, or amendments thereto, record security interests in Intellectual Property constituting Collateral that is registered, issued or applied for in the United States, and otherwise as reasonably requested by the Collateral Agent with respect to Material Intellectual Property registered, issued or applied for outside of the United States, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to effect, reflect, perfect and preserve the security interests granted or purported to be granted hereby;

(ii)         take commercially reasonable actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in any Copyrights, Patents or Trademarks, in each case constituting Collateral, (A) that have been registered, issued or applied for in the United States with the United States Patent and Trademark Office and the United States Copyright Office and the various Secretaries of State, and (B) with respect to Copyrights, Patents or Trademarks that are Material Intellectual Property and have been registered, issued or applied for in foreign jurisdictions, in the appropriate foreign intellectual property registries as reasonably requested by the Collateral Trustee, except to the extent that the Borrower certifies to the Collateral Trustee pursuant to an Officer’s Certificate that the costs of obtaining a perfected security interest in such assets substantially exceed the practical benefit of such Collateral to the Secured Parties;

(iii)         [Reserved];

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(iv)         at the Collateral Agent’s reasonable request, appear in and defend any action or proceeding that may affect such Grantor’s title to or the Collateral Agent’s security interest in all or any material part of the Collateral; and

(v)         furnish the Collateral Agent with such information regarding the Collateral, including, without limitation, the location thereof, as the Collateral Agent may reasonably request from time to time.

(b)         Each Grantor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, Intellectual Property Security Agreements and amendments and supplements to any of the foregoing, in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets, whether now owned or hereafter acquired, developed or created” or words of similar effect. Each Grantor shall furnish to the Collateral Agent from time to time (but no more than once per Fiscal Quarter unless an Event of Default has occurred and is continuing) statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(c)         Each Grantor hereby authorizes the Collateral Agent to modify this Agreement after obtaining such Grantor’s approval of or signature to such modification by amending Schedule 5.2 (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.

7.2         Additional Grantors.

From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Pledge Supplement. Upon delivery of any such Pledge Supplement to the Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of the Collateral Agent not to cause any Subsidiary of Borrower to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

Section 8.         COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT

8.1         Power of Attorney.

Each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, from time to time in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary to accomplish the purposes of this Agreement, except as may otherwise be expressly provided for in this Section 8.1, solely upon the occurrence and during the continuation of an Event of Default, including, without limitation, the following:

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(a)         to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to the Credit Agreement;

(b)         to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)         to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) of this Section 8.1;

(d)         to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(e)         at any time to prepare and file any UCC financing statements against such Grantor as debtor;

(f)         at any time to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in any Intellectual Property constituting Collateral in the name of such Grantor as debtor;

(g)         at any time to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand; and

(h)         generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

8.2         No Duty on the Part of Collateral Agent or Secured Parties.

The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

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8.3         Appointment Pursuant to Credit Agreement.

The Collateral Agent has been appointed as collateral agent pursuant to the Credit Agreement. The rights, duties, privileges, immunities and indemnities of the Collateral Agent (and any sub-agent thereof) hereunder are subject to the provisions of the Credit Agreement.

Section 9.         REMEDIES

9.1         Generally.

(a)         If any Event of Default shall have occurred and be continuing, the Collateral Agent may, subject to compliance with applicable Gaming Laws, exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i)         require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;

(ii)         enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii)         prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems reasonably appropriate; and

(iv)         without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis), grant options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable.

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(b)         The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least twenty (20) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the fees of any attorneys employed by the Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section 9.1 will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9.1 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section 9.1 shall in any way limit the rights of the Collateral Agent hereunder.

(c)         The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d)         The Collateral Agent shall have no obligation to marshal any of the Collateral.

9.2         Application of Proceeds.

Except as expressly provided elsewhere in this Agreement, all proceeds received by the Collateral Agent in the event that an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1 of the Credit Agreement and in respect of any sale of, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against, the Secured Obligations in the following order of priority: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, and all amounts for which the Collateral Agent (and any sub-agent thereof) is entitled to indemnification hereunder (in its capacity as the Collateral Agent and not as a Lender) and all advances made by the Collateral Agent hereunder for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by the Collateral Agent in connection with the exercise of any right or remedy hereunder or under the Credit Agreement, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the ratable benefit of the Secured Parties; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of such Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

9.3         Sales on Credit.

If Collateral Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by purchaser and received by the Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.

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9.4         Investment Related Property.

Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property included in the Collateral conducted without prior registration or qualification of such Investment Related Property included in the Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property included in the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property included in the Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

9.5         Grant of Intellectual Property License.

For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Section 9 hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent permitted, an irrevocable (during the continuance of such Event of Default), non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use, license or sublicense any of the Intellectual Property now owned or hereafter acquired, developed or created by such Grantor, wherever the same may be located, and coextensive with such Grantor’s rights in such Intellectual Property. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

9.6         Intellectual Property.

(a)         Anything contained herein to the contrary notwithstanding, in addition to the other rights and remedies provided herein, upon the occurrence and during the continuation of an Event of Default:

(i)         the Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Agent or otherwise, in the Collateral Agent’s sole discretion, to enforce any rights of such Grantor in Intellectual Property constituting Collateral, in which event such Grantor shall, at the reasonable request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement, and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Agent (and any sub-agent thereof) as provided in Section 12 hereof in connection with the exercise of its rights under this Section 9.6, and, to the extent that the Collateral Agent shall elect not to bring suit to enforce any Intellectual Property rights as provided in this Section 9.6, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement, misappropriation, dilution or other violation of any of such Grantor’s rights in the Intellectual Property constituting Collateral by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing, misappropriating, diluting or otherwise violating as shall be necessary to prevent such infringement, misappropriation, dilution or other violation;

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(ii)         upon written demand from the Collateral Agent, for the purpose of enabling the Collateral Agent to exercise rights and remedies under Article 9 hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor shall grant, assign, convey or otherwise transfer to the Collateral Agent or such Collateral Agent’s designee all of such Grantor’s right, title and interest in and to any Intellectual Property constituting Collateral and shall execute and deliver to the Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

(iii)         each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Collateral Agent (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, any such Intellectual Property;

(iv)         the Collateral Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of any Intellectual Property of such Grantor constituting Collateral, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

(v)         all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 9.7 hereof; and

(vi)         Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(b)         If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Collateral Agent of any rights, title and interests in and to any Intellectual Property of such Grantor shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by the Collateral Agent; provided, that after giving effect to such reassignment, the Collateral Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided, further, that the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Collateral Agent and the Secured Parties.

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9.7         Cash Proceeds; Deposit Accounts.

(a)         If any Event of Default shall have occurred and be continuing, in addition to the rights of the Collateral Agent specified in Section 6.5 with respect to payments of Receivables, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other near-cash items (collectively, “Cash Proceeds”) shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required) and held by the Collateral Agent in the Collateral Account. Any Cash Proceeds received by the Collateral Agent (whether from a Grantor or otherwise) during the continuation of any Event of Default may, in the sole discretion of the Collateral Agent, (A) be held by the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Collateral Agent against the Secured Obligations then due and owing.

(b)         The right of the Borrower to instruct any bank at which any Deposit Account is held with respect to the disposition of funds in such account shall cease upon the occurrence and during the continuation of an Event of Default, during which time only the Collateral Agent shall be entitled to so instruct any such bank as to the disposition of such funds. If and to the extent the Collateral Agent instructs any such bank to transfer any such funds to, or for the benefit of, the Collateral Agent, such funds shall be applied by the Collateral Agent in accordance with Section 9.7(a) hereof.

9.8         Gaming Laws.

The exercise of rights and remedies by the Collateral Agent hereunder shall be subject to compliance with all applicable Gaming Laws. Each Grantor recognizes that, with regard to any of the Collateral constituting gaming devices, cashless wagering systems, interactive gaming systems or mobile gaming systems or devices, as defined by the applicable Gaming Laws, the Collateral Agent may require, as a condition of sale, that any buyer be a licensed manufacturer or distributor under all applicable Gaming Laws, at the time of its purchase of such Collateral, and such condition shall be deemed commercially reasonable.

Section 10.      COLLATERAL AGENT

(a)         The Collateral Agent has been appointed to act as Collateral Agent hereunder by Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement; provided, the Collateral Agent shall, after all Obligations have been Paid in Full under the Credit Agreement and the other Credit Documents, exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of the holders (the “Majority Holders”) of a majority of the aggregate “settlement amount” as defined in the Hedge Agreements (or, with respect to any Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Hedge Agreement) under all Hedge Agreements. For purposes of the foregoing sentence, settlement amount for any Hedge Agreement that has not been terminated shall be the settlement amount as of the last Business Day of the month preceding any date of determination and shall be calculated by the appropriate swap counterparties and reported to the Collateral Agent upon request; provided any Hedge Agreement with a settlement amount that is a negative number shall be disregarded for purposes of determining the Majority Holders. In furtherance of the foregoing provisions of this Section 10, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of Secured Parties in accordance with the terms of this Section 10. The provisions of the Credit Agreement relating to the Collateral Agent including, without limitation, the provisions relating to resignation or removal of the Collateral Agent and the powers and duties and immunities of the Collateral Agent are incorporated herein by this reference and shall survive any termination of the Credit Agreement.

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The Collateral Agent shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held (in the discretion of the Collateral Agent) in the name of the relevant Grantor, endorsed or assigned in blank or in favor of the Collateral Agent or any nominee or nominees of the Collateral Agent or a sub-agent appointed by the Collateral Agent.

Section 11.      CONTINUING SECURITY INTEREST; TRANSFER OF LOANS

(a)         This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until all Secured Obligations have been Paid in Full (subject to the Borrower’s right pursuant to Section 9.8(d) of the Credit Agreement to request termination of the security interest upon payment in full of all of the Secured Obligations other than the Hedge Obligations), the cancellation or termination of the Commitments and the cancellation, expiration, posting of backstop letters of credit or cash collateralization of all outstanding Letters of Credit satisfactory to the issuer(s) of such Letters of Credit, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns. After the Secured Obligations have been Paid in Full, the cancellation or termination of the Commitments and the cancellation, expiration, posting of backstop letters of credit or cash collateralization of all outstanding Letters of Credit satisfactory to the issuer(s) of such Letters of Credit, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to the Grantors. For the avoidance of doubt, Section 9.8(d)(i) of the Credit Agreement shall apply, and the Collateral Agent shall take such actions as necessary or desirable to release, or document the release, of the security interest in any Collateral in accordance with Section 9.8(d)(i) of the Credit Agreement.

(b)         Without limiting the generality of the foregoing, but subject to the terms of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise.

(c)         In connection with the termination or release pursuant to paragraph (a) or (b) of this Section 11, the Collateral Agent shall, at the Grantors’ expense, execute and deliver to the Grantors or otherwise authorize the filing of such documents as the Grantors shall reasonably request, including financing statement amendments, intellectual property filings and payoff letters to evidence such termination. The Collateral Agent shall, at the applicable Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as such Grantor shall reasonably request, in form and substance reasonably satisfactory to the Collateral Agent, including financing statement amendments to evidence such release.

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Section 12.         STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM

The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Collateral Agent, subject to compliance with the Gaming Laws, may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor under Section 10.2 of the Credit Agreement.

Section 13.         GAMING LAW PROVISIONS

13.1         Application of Gaming Laws.

Notwithstanding anything to the contrary contained herein, certain rights, remedies and powers of the Collateral Agent and the other Secured Parties under this Agreement, including but not limited to, the disposition of gaming devices, cashless wagering systems, interactive gaming systems or mobile gaming systems, the exercise of remedies with respect to accounts containing certain gaming reserves and minimum bankroll requirements, and/or the exercise of powers of attorney granted by Persons licensed by the Gaming Authorities or under the Gaming Laws, are subject to applicable Gaming Laws, which may include, but not be limited to, the necessity for the Collateral Agent and the other Secured Parties to obtain the prior approval of the applicable Gaming Authorities before taking certain actions with respect thereto or to be licensed by such Gaming Authorities before exercising certain rights, remedies and powers.

13.2         Authorization to Cooperate with applicable Gaming Authorities.

Notwithstanding any other provision of this Agreement, each Grantor expressly authorizes the Collateral Agent to cooperate with the Gaming Authorities. The parties acknowledge that the provisions of this Section 13.2 shall not be for the benefit of any Grantor.

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Section 14.         MISCELLANEOUS

Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 10.1 of the Credit Agreement. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Credit Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and the Grantors and their respective successors and assigns to the extent permitted by the Credit Agreement. No Grantor shall, without the prior written consent of the Collateral Agent given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder. This Agreement and the other Credit Documents embody the entire agreement and understanding between the Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW AND ANY DEFICIENCY JUDGMENT ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

THE PROVISIONS OF THE CREDIT AGREEMENT UNDER THE HEADINGS “CONSENT TO JURISDICTION” AND “WAIVER OF JURY TRIAL” ARE INCORPORATED HEREIN BY THIS REFERENCE, AND SUCH INCORPORATION SHALL SURVIVE ANY TERMINATION OF THE CREDIT AGREEMENT.

If and to the extent Nevada law is applicable in this regard, each Grantor waives the provisions and application of NRS 40.459(1)(c) and, without limiting the foregoing, agrees that any application of NRS 40.459(1)(c) would apply only to a circumstance where a deficiency judgment or claim were being sold by Collateral Agent or any Secured Party after obtaining of the same separate and apart from any sale or transfer of Collateral Agent’s or any such Secured Party’s interest in the Obligations. The Grantors stipulate that, for purposes of applying NRS 40.459(1)(c), it shall be deemed that the amount of the consideration paid by the purchaser for any transfer, sale, or other conveyance of all or any portion of the Obligations is an amount equal to the amount of the outstanding principal balance of the portion of the Obligations so purchased. Without affecting the rights actually so acquired by such a purchaser, such rights shall not be deemed to constitute in whole or part the “right to obtain a judgment” for purposes of applying NRS 40.459(1)(c).

Each Grantor shall be liable for all reasonable expenses of retaking, holding, preparing for sale or the like, and all reasonable attorneys’ fees, legal expenses and other costs and expenses incurred by the Collateral Agent in connection with the collection of the Secured Obligations and the enforcement of the Collateral Agent’s rights under this Agreement and the Administrative Agent’s rights under the Credit Agreement. The Grantors shall, to the extent permitted by applicable law, remain liable for any deficiency if the proceeds of any such sale or other disposition of the Collateral (conducted in conformity with applicable law) applied to the Secured Obligations are insufficient to pay the Secured Obligations in full. The Administrative Agent shall apply the proceeds from the sale of the Collateral hereunder against the Secured Obligations in such order and manner as provided in the Credit Agreement.

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To the extent permitted under applicable law, the Collateral Agent may, in its discretion, pursue such rights and remedies as it deems appropriate, including realization upon any Collateral by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Agreement. If, in the exercise of any of its rights and remedies, the Collateral Agent shall forfeit any of its rights or remedies, including its right to obtain a deficiency judgment against any Credit Party, whether because of any applicable laws pertaining to “election of remedies” or the like, Grantors hereby consent to such action by Collateral Agent and waive any claim based upon such action, even if such action by the Collateral Agent shall result in a full or partial loss of any rights of subrogation which Grantors might otherwise have had but for such action by Collateral Agent. Any election of remedies which results in the denial or impairment of the right of Collateral Agent to seek a deficiency judgment against any Credit Party shall not impair each Grantor’s obligation to pay the full amount of the Secured Obligations pursuant to the Guaranty. In the event the Collateral Agent shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Credit Documents, the Collateral Agent may bid all or less than the amount of the Secured Obligations and the amount of such bid need not be paid by the Collateral Agent but shall be credited against the Secured Obligations. Subject to any limitations of applicable law, the amount of the successful bid at any such sale shall be conclusively (absent manifest error) deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Secured Obligations shall be conclusively deemed to be the amount of the Secured Obligations guaranteed under the Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which the Collateral Agent might otherwise be entitled but for such bidding at any such sale.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC,
a Delaware limited liability company

By:	/s/ Peter Weidman
	Name:	Peter Weidman
	Title:	Authorized Signatory

STRATOSPHERE HOLDING, LLC,			STRATOSPHERE GAMING LLC,
a Delaware limited liability company			a Nevada limited liability company

By:	/s/ Peter Weidman		By:	/s/ Peter Weidman
	Name:	Peter Weidman		Name:	Peter Weidman
	Title:	Authorized Signatory		Title:	Authorized Signatory

STRATOSPHERE LAND LLC,			AQUARIUS GAMING LLC,
a Delaware limited liability company			a Nevada limited liability company

By:	/s/ Peter Weidman		By:	/s/ Peter Weidman
	Name:	Peter Weidman		Name:	Peter Weidman
	Title:	Authorized Signatory		Title:	Authorized Signatory

CHARLIE’S HOLDING LLC,			ARIZONA CHARLIE’S, LLC,
a Delaware limited liability company			a Nevada limited liability company

By:	/s/ Peter Weidman		By:	/s/ Peter Weidman
	Name:	Peter Weidman		Name:	Peter Weidman
	Title:	Authorized Signatory		Title:	Authorized Signatory

FRESCA, LLC,			STRATOSPHERE DEVELOPMENT, LLC,
a Nevada limited liability company			a Delaware limited liability company

By:	/s/ Peter Weidman		By:	/s/ Peter Weidman
	Name:	Peter Weidman		Name:	Peter Weidman
	Title:	Authorized Signatory		Title:	Authorized Signatory

STRATOSPHERE LEASING, LLC,			ACEP ADVERTISING AGENCY, LLC,
a Delaware limited liability company			a Delaware limited liability company

By:	/s/ Peter Weidman		By:	/s/ Peter Weidman
	Name:	Peter Weidman		Name:	Peter Weidman
	Title:	Authorized Signatory		Title:	Authorized Signatory

W2007 ACEP FIRST MEZZANINE			W2007 ACEP FIRST MEZZANINE A
A GEN-PAR, L.L.C.,			BORROWER, L.P.,
a Delaware limited liability company			a Delaware limited partnership

By:	/s/ Peter Weidman		By:	W2007 ACEP First Mezzanine A
	Name:	Peter Weidman		Gen-Par, L.L.C., a Delaware limited
	Title:	Authorized Signatory		liability company, its general partner

				By:	/s/ Peter Weidman
					Name:	Peter Weidman
					Title:	Authorized Signatory

W2007 ACEP FIRST MEZZANINE			W2007 ACEP FIRST MEZZANINE B
B GEN-PAR, L.L.C.,			BORROWER, L.P.,
a Delaware limited liability company			a Delaware limited partnership

By:	/s/ Peter Weidman		By:	W2007 ACEP First Mezzanine B
	Name:	Peter Weidman		Gen-Par, L.L.C., a Delaware limited
	Title:	Authorized Signatory		liability company, its general partner

				By:	/s/ Peter Weidman
					Name:	Peter Weidman
					Title:	Authorized Signatory

W2007 STRATOSPHERE GEN-PAR, L.L.C.,			W2007 STRATOSPHERE PROPCO, L.P.,
a Delaware limited liability company			a Delaware limited partnership

By:	/s/ Peter Weidman		By:	W2007 Stratosphere Gen-Par, L.L.C.,
	Name:	Peter Weidman		a Delaware limited liability company,
	Title:	Authorized Signatory		its general partner

				By:	/s/ Peter Weidman
					Name:	Peter Weidman
					Title:	Authorized Signatory

W2007 STRATOSPHERE LAND			W2007 STRATOSPHERE LAND
GEN-PAR, L.L.C.,			PROPCO, L.P.,
a Delaware limited liability company			a Delaware limited partnership

By:	/s/ Peter Weidman		By:	W2007 Stratosphere Land Gen-Par, L.L.C.,
	Name:	Peter Weidman		a Delaware limited liability company,
	Title:	Authorized Signatory		its general partner

				By:	/s/ Peter Weidman
					Name:	Peter Weidman
					Title:	Authorized Signatory

W2007 AQUARIUS GEN-PAR, L.L.C.,			W2007 AQUARIUS PROPCO, L.P.,
a Delaware limited liability company			a Delaware limited partnership

By:	/s/ Peter Weidman		By:	W2007 Aquarius Gen-Par, L.L.C.,
	Name:	Peter Weidman		a Delaware limited liability company,
	Title:	Authorized Signatory		its general partner

				By:	/s/ Peter Weidman
					Name:	Peter Weidman
					Title:	Authorized Signatory

W2007 ARIZONA CHARLIE’S			W2007 ARIZONA CHARLIE’S
GEN-PAR, L.L.C.,			PROPCO, L.P.,
a Delaware limited liability company			a Delaware limited partnership

By:	/s/ Peter Weidman		By:	W2007 Arizona Charlie’s Gen-Par, L.L.C., a
	Name:	Peter Weidman		Delaware limited liability company, its
	Title:	Authorized Signatory		general partner

				By:	/s/ Peter Weidman
					Name:	Peter Weidman
					Title:	Authorized Signatory

W2007 FRESCA GEN-PAR, L.L.C.,			W2007 FRESCA PROPCO, L.P.,
a Delaware limited liability company			a Delaware limited partnership

By:	/s/ Peter Weidman		By:	W2007 Fresca Gen-Par, L.L.C.,
	Name:	Peter Weidman		a Delaware limited liability company,
	Title:	Authorized Signatory		its general partner

				By:	/s/ Peter Weidman
					Name:	Peter Weidman
					Title:	Authorized Signatory

STRATOSPHERE ENTERTAINMENT L.L.C.,			ACEP INTERACTIVE, LLC,
a Nevada limited liability company			a Nevada limited liability company

By:	/s/ Peter Weidman		By:	/s/ Peter Weidman
	Name:	Peter Weidman		Name:	Peter Weidman
	Title:	Authorized Signatory		Title:	Authorized Signatory

ACEP MANAGEMENT, LLC,
a Nevada limited liability company

By:	/s/ Peter Weidman
	Name:	Peter Weidman
	Title:	Authorized Signatory

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent

By:	/s/ Mary Kay Coyle
	Name:	Mary Kay Coyle
	Title:	Managing Director

By:	/s/ Peter Cucchiara
	Name:	Peter Cucchiara
	Title:	Vice President